EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT


Parent
------

FirstBank Corp.

                                 Percentage                  Jurisdiction or
Subsidiaries (1)                of Ownership              State of Incorporation
----------------                ------------              ----------------------

FirstBank Northwest                100%                         Washington

Tri-Star Financial Corporation     100%                         Idaho


(1) These subsidiaries were acquired by the parent effective July 1, 1997. The operations of the Registrant's subsidiaries are included in the Registrant's consolidated financial statements.